                                                                Exhibit 21.1

Subsidiaries of Duratek, Inc.

Duratek Field Services, Inc. (dba GTS Duratek)                     (Maryland)
GTS Instrument Services, Incorporated                              (Maryland)
GTSD Sub, Inc.                                                     (Maryland)
GTSD Sub III, Inc.                                                 (Delaware)
SEG Transport Leasing Company                                      (Delaware)
Analytical Resources, Inc.                                     (Pennsylvania)
Duratek Radwaste Processing, Inc.                                 (Tennessee)
Hittman Transport Services, Inc.                                   (Delaware)
GTS Duratek Colorado, Inc.                                         (Delaware)
SEG Nevada, Inc.                                                   (Delaware)
SEG Equity Holdings, Inc.                                          (Delaware)
GTSD Sub IV, Inc.                                                  (Delaware)
GTSD Sub V, Inc.                                                   (Delaware)
Duratek Memphis, Inc.                                              (Delaware)
Duratek Memphis Group, LLC                                         (Delaware)
Duratek Federal Services of Idaho, Inc.                            (Delaware)
Duratek Federal Services of Harford, Inc.                          (Delaware)
Duratek Technical Services, Inc.                                   (Delaware)
Duratek Federal Services, Inc.                                     (Delaware)
Duratek Geotech, Inc.                                              (Delaware)
DuraChem L.P.                                                      (Maryland)
Chem-Nuclear Systems L.L.C                                         (Delaware)